                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                         AMERICAN PAD & PAPER COMPANY



                               ARTICLE I - Name
                               ----------------

     The name of the corporation is American Pad & Paper Company (hereinafter referred to as the "Corporation").


                         ARTICLE II - Registered Office
                         ------------------------------

     The address of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, Dover, Delaware 19901. The name of the registered agent of the Corporation at that address is The Prentice-Hall Corporation System, Inc.


                             ARTICLE III - Purpose
                             ---------------------

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law").


                           ARTICLE IV - Capital Stock
                           --------------------------

     Part A. General. The maximum number of shares of capital stock that the Corporation is authorized to have outstanding at any one time is 75,150,000 shares, consisting of: (i) 150,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"); and (ii) 75,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock").

     Part B. Preferred Stock. Authority is hereby expressly vested in the Board of Directors of the Corporation, subject to the provisions of this ARTICLE IV and to the limitations prescribed by law, to authorize the issuance from time to time of one or more series of Preferred Stock. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination or fixing of the following by resolution or resolutions adopted by the affirmative vote of a majority of the total number of the Directors then in office:

     (1)  The designation of such series;
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     (2) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or series of the Corporation's capital stock and whether such dividends shall be cumulative or non-cumulative;

     (3) Whether the shares of such series shall be subject to redemption for cash, property or rights, including securities of any other corporation, by the Corporation or upon the happening of a specified event and, if made subject to any such redemption, the times or events, prices, rates, adjustments and other terms and conditions of such redemptions;

     (4) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

     (5) Whether or not the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or of any other series of the same class of the Corporation's capital stock and, if provision be made for conversion or exchange, the times or events, prices, rates, adjustments and other terms and conditions of such conversions or exchanges;

     (6) The restrictions, if any, on the issue or reissue of any additional Preferred Stock;

     (7) The rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

     (8) The provisions as to voting, optional and/or other special rights and preferences, if any, including, without limitation, the right to elect one or more Directors.

     Part C. Common Stock. Except as otherwise provided by the Delaware General Corporation Law, by this Restated Certificate of Incorporation (the "Restated Certificate") and subject to the rights of holders of any series of Preferred Stock, the holders of record of Common Stock shall share ratably in all dividends payable in cash, stock or otherwise and other distributions, whether in respect of liquidation or dissolution (voluntary or involuntary) or otherwise and, are subject to all the powers, rights, privileges, preferences and priorities of any series of Preferred Stock as provided herein or in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of Section B of this ARTICLE IV.

     (1) The Common Stock shall not be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same of the Corporation's capital stock.

     (2) No holder of Common Stock shall have any preemptive, subscription, redemption, conversion or sinking fund rights with respect to the Common Stock, or to any obligations convertible (directly or indirectly) into stock of the Corporation whether now or hereafter authorized.

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     (3) Except as otherwise provided by the Delaware General Corporation Law, by the Restated Certificate and subject to the rights of holders of any series of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock, and each holder of Common Stock shall have one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation.

     Part D.  Recapitalization.

     (1) Stock Split. Immediately upon the filing of this Restated Certificate with the Secretary of State of the State of Delaware (the "Effective Time"), each share of Common Stock outstanding at the Effective Time shall be, without further action by the Corporation or the holder thereof, changed and converted into a number of shares of Common Stock equal to that number determined by multiplying each outstanding share of Common Stock by 8.11918983 (the "Stock Split Factor"). Each certificate then outstanding representing shares of Common Stock shall automatically represent from and after the Effective Time that number of shares of Common Stock equal to the number of shares shown on the face of the certificate multiplied by the Stock Split Factor (8.11918983).

     (2) Conversion of Old Preferred Stock. At the Effective Time and immediately following the stock split as set forth above, each share of Preferred Stock, par value $.01 per share, of the Corporation (the "Old Preferred Stock"), outstanding immediately prior to the Effective Time shall be, without further action by the Corporation or the holder thereof, reclassified into that number of shares of Common Stock determined by dividing the per share liquidation value of the Old Preferred Stock ($1,948.50) by the Public Offering Price (the "Old Preferred Conversion Factor" and together with the Stock Split Factor, the "Conversion Factors"). Each certificate representing shares of Old Preferred Stock shall automatically represent from and after the Effective Time that number of shares of Common Stock equal to the number of shares shown on the face of the certificate multiplied by the Old Preferred Conversion Factor. For purpose of this Part D of this ARTICLE IV, "Public Offering Price" shall mean the initial public offering price per share of Common Stock set forth on the cover page of the Company's Prospectus included in the Registration Statement on Form S-1 (Registration No. 333-4000) relating to the initial public offering of the Company's Common Stock and in the form first used to confirm sales of the Common Stock, without deduction for any underwriting discounts or commissions or any expenses incurred by the Corporation in connection with the initial public offering.

     (3) Fractional Shares. Notwithstanding the foregoing, in the event that the conversions or reclassifications of the Common Stock or Old Preferred Stock described above would result in any holder of shares of Common Stock or Old Preferred Stock holding a share of Common Stock that is not an integral multiple of one, the effect of the conversion or reclassification shall be such that the shares of Common Stock issued as a result of the conversion or reclassification shall be the integral multiple of one closest to the product of the applicable Conversion Factor and the number of shares of Common Stock or Old Preferred Stock held by such holder, with fractions of 0.50 and greater being rounded up to the next higher integral multiple of one and fractions less than 0.50 being rounded down to the next lower integral multiple of one. No consideration will be paid in lieu of fractions that are rounded down.

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                             ARTICLE V - Existence
                             ---------------------

     The Corporation is to have perpetual existence.


                              ARTICLE VI - By-laws
                              --------------------

     In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors of the Corporation is expressly authorized to make, alter, amend, change, add to or repeal the By-laws of the Corporation by the affirmative vote of a majority of the total number of Directors then in office. Any alteration or repeal of the By-laws of the Corporation by the stockholders of the Corporation shall require the affirmative vote of at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote on such alteration or repeal, subject to ARTICLE IX hereof and ARTICLE VII of the Corporation's By-laws.

                    ARTICLE VII - Stockholders and Directors
                    ----------------------------------------

     Part A. Stockholder Action. Election of Directors need not be by written ballot unless the By-laws of the Corporation so provide. Subject to any rights of holders of any series of Preferred Stock, from and after the date on which the Common Stock of the Corporation is registered pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (i) any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected in lieu thereof by any consent in writing by such stockholders, (ii) special meetings of stockholders of the Corporation may be called only by either the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the total number of Directors then in office or by the chief executive officer of the Corporation and (iii) advance notice of stockholder nominations of persons for election to the Board of Directors of the Corporation and of business to be brought before any annual meeting of the stockholders by the stockholders of the Corporation shall be given in the manner provided in the By-laws of the Corporation.

     Part B. Number of Directors and Term of Office. Subject to any rights of holders of any series of Preferred Stock to elect additional Directors under specified circumstances, the number of Directors which shall constitute the Board of Directors of the Corporation shall be fixed from time to time in the manner set forth in the By-laws of the Corporation. The Directors of the Corporation shall be divided into three classes: Class I, Class II and Class
III. Membership in such class shall be as nearly equal in number as possible. The term of office of the initial Class I Directors shall expire at the annual election of Directors by the stockholders of the Corporation in 1997, the term of office of the initial Class II Directors shall expire at the annual election of Directors by the stockholders of the Corporation in 1998 and the term of office of the initial Class III Directors shall expire at the annual election of Directors by the stockholders of the Corporation in 1999, or thereafter when their respective successors in each case are elected by the stockholders and qualified, subject however, to prior death, resignation, retirement, disqualification or removal from office for cause. At each succeeding annual election of Directors by the stockholders of the

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Corporation beginning in 1997, the Directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the Directors they succeed and shall be elected for a term expiring at the third succeeding annual election of Directors by the stockholders of the Corporation, or thereafter when their respective successors in each case are elected by the stockholders and qualified. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of Directors shorten the term of any incumbent Director.

     Part C. Removal and Resignation. No Director may be removed from office without cause and without the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors voting together as a single class; provided, however, that if the holders of any class or series of capital stock are entitled by the provisions of this Restated Certificate (it being understood that any references to this Restated Certificate shall include any duly authorized certificate of designation) to elect one or more Directors, such Director or Directors so elected may be removed without cause only by the vote of the holders of a majority of the outstanding shares of that class or series entitled to vote. Any Director may resign at any time upon written notice to the Corporation.

     Part D. Vacancies and Newly Created Directorships. Subject to any rights of holders of any series of Preferred Stock to fill such newly created Directorships or vacancies, any newly created Directorships resulting from any increase in the authorized number of Directors and any vacancies in the Board of Directors resulting from death, resignation, disqualification or removal from office for cause shall, unless otherwise provided by law or by resolution approved by the affirmative vote of a majority of the total number of Directors then in office, be filled only by resolution approved by the affirmative vote of a majority of the total number of Directors then in office. Any Director so chosen shall hold office until the next election of the class for which such Director shall have been chosen, and until his successor shall have been duly elected and qualified, unless he shall resign, die, become disqualified or be removed for cause.

                       ARTICLE VIII - General Provisions
                       ---------------------------------

     Part A. Dividends. The Board of Directors shall have authority from time to time to set apart out of any assets of the Corporation otherwise available for dividends a reserve or reserves as working capital or for any other purpose or purposes, and to abolish or add to any such reserve or reserves from time to time as said board may deem to be in the interest of the Corporation; and said Board shall likewise have power to determine in its discretion, except as herein otherwise provided, what part of the assets of the Corporation available for dividends in excess of such reserve or reserves shall be declared in dividends and paid to the stockholders of the Corporation.

     Part B. Issuance of Stock. The shares of all classes of stock of the Corporation may be issued by the Corporation from time to time for such consideration as from time to time may be fixed by the Board of Directors of the Corporation, provided that shares of stock

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having a par value shall not be issued for a consideration less than such par value, as determined by the Board. At any time, or from time to time, the Corporation may grant rights or options to purchase from the Corporation any shares of its stock of any class or classes to run for such period of time, for such consideration, upon such terms and conditions, and in such form as the Board of Directors may determine. The Board of Directors shall have authority, as provided by law, to determine that only a part of the consideration which shall be received by the Corporation for the shares of its stock which it shall issue from time to time, shall be capital; provided, however, that, if all the shares issued shall be shares having a par value, the amount of the part of such consideration so determined to be capital shall be equal to the aggregate par value of such shares. The excess, if any, at any time, of the total net assets of the Corporation over the amount so determined to be capital, as aforesaid, shall be surplus. All classes of stock of the Corporation shall be and remain at all times nonassessable.

     The Board of Directors is hereby expressly authorized, in its discretion, in connection with the issuance of any obligations or stock of the Corporation (but without intending hereby to limit its general power so to do in other cases), to grant rights or options to purchase stock of the Corporation of any class upon such terms and during such period as the Board of Directors shall determine, and to cause such rights to be evidenced by such warrants or other instruments as it may deem advisable.

     Part C. Inspection of Books and Records. The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

     Part D. Location of Meetings, Books and Records. Except as otherwise provided in the By-laws, the stockholders of the Corporation and the Board of Directors may hold their meetings and have an office or offices outside of the State of Delaware and, subject to the provisions of the laws of said State, may keep the books of the Corporation outside of said State at such places as may, from time to time, be designated by the Board of Directors.

                            ARTICLE IX - Amendments
                            -----------------------

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate in the manner now or hereinafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding anything contained in this Restated Certificate to the contrary, Parts A, B and C of ARTICLE IV, ARTICLE VII, ARTICLE X, and this
ARTICLE IX of this Restated Certificate shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote on such alteration, amendment or repeal, voting together as a single class (other than any alteration or

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amendment to Part A of ARTICLE IV that increases the authorized number of shares of Preferred Stock or Common Stock).

                             ARTICLE X - Liability
                             ---------------------

     Part A.  Limitation of Liability.

     (1) To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), and except as otherwise provided in the Corporation's By-laws, no Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.

     (2) Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

     Part B. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director or officer or in any other capacity while serving as a Director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise exercise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Part C of this
ARTICLE X with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Part B of this ARTICLE X shall be a contract right and shall include the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an "advance of expenses"); provided, however, that, if and to the extent that the Delaware General Corporation Law requires, an advance of expenses incurred by an indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation,

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service to an employee benefit plan) shall be made only upon delivery to the
Corporation of an undertaking (an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Part B or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same or lesser scope and effect as the foregoing indemnification of Directors and officers.

     Part C. Procedure for Indemnification. Any indemnification of a Director or officer of the Corporation or advance of expenses under Part B of this
ARTICLE X shall be made promptly, and in any event within forty-five days (or, in the case of an advance of expenses, twenty days), upon the written request of the Director or officer. If a determination by the Corporation that the Director or officer is entitled to indemnification pursuant to this ARTICLE X is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advance of expenses, twenty days), the right to indemnification or advances as granted by this ARTICLE X shall be enforceable by the Director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Part B of this ARTICLE X, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents for whom indemnification is provided pursuant to Part B of this ARTICLE X shall be the same procedure set forth in this Part C for Directors or officers, unless otherwise set forth in the action of the Board of Directors providing indemnification for such employee or agent.

     Part D. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the Delaware General Corporation Law.

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


     Part E. Service for Subsidiaries. Any person serving as a Director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture or other enterprise, at least 50% of whose equity interests are owned by the Corporation (a "subsidiary" for this ARTICLE
X) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

     Part F. Reliance. Persons who after the date of the adoption of this provision become or remain Directors or officers of the Corporation or who, while a Director or officer of the Corporation, become or remain a Director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this ARTICLE X in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this
ARTICLE X shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

     Part G. Non-Exclusivity of Rights. The rights to indemnification and to the advance of expenses conferred in this ARTICLE X shall not be exclusive of any other right which any person may have or hereafter acquire under this Restated Certificate or under any statute, by-law, agreement, vote of stockholders or disinterested Directors or otherwise.

     Part H. Merger or Consolidation. For purposes of this ARTICLE X, references to the "Corporation" shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers and employees or agents, so that any person who is or was a Director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE X with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.

                      ARTICLE XI - Business Combinations
                      ----------------------------------

     The Corporation expressly elects to be governed by Section 203 of the Delaware General Corporation Law. Notwithstanding the terms of Section 203 of the Delaware General Corporation Law, Bain Capital, Inc. and its affiliates (the "Bain Entities") shall not be deemed at any time and without regard to the percentage of voting stock of the Corporation owned by the Bain Entities to be an "interested stockholder" as such term is defined in Section 203(c)(5) of the Delaware General Corporation Law.

                                 *  *  *  *  *

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